Exhibit (a)(1)(R)
Learn more about MKS’ stock option exchange program
Dear MKS Team Member:
This is a reminder that you have the opportunity to participate in the MKS Instruments, Inc. Stock Option Exchange Program.
•	If you have any questions about the Stock Option Exchange Program, we will be holding informational conference calls to discuss the program on Monday, August 24, 2009 and Tuesday, August 25, 2009.
The conference calls will be held as follows:
•	Monday August 24, 2009 at 11:30 am

•	Tuesday, August 25, 2009 at 8:00 am

•	Tuesday, August 25, 2009 at 3:00 pm
Dial-in Information:
Telephone: US Participants# 888-839-0965 ; International# 617-597-4110
Passcode: 63252831
     For your convenience, we are attaching to this message the slides that we will review at the meetings and on the conference calls.
     To participate or learn more about the program, please click on http://mks.optionelection.com/
If you are logging into the system for the first time, please follow these log-on instructions:
•	For U.S. employees, your user name is the last four digits of your social security number. For employees outside the U.S., your user name is the last four digits of your employee ID number.

•	Your initial password is the first four letters of your last name all uppercase, excluding spaces or characters. Please contact Fidelity Stock Services directly if you require assistance.
You have until August 28, 2009 (unless MKS extends the exchange offer), to decide whether you would like to participate.
More details about the MKS Stock Option Exchange Program and frequently asked questions about the Program can be found on http://mks.optionelection.com/ and in the offer materials contained in the link above.
Sincerely,
Leo Berlinghieri,
Chief Executive Officer and President

Learn more about MKS’ stock option exchange program
Dear MKS Team Member:
This is a reminder that you have the opportunity to participate in the MKS Instruments, Inc. Stock Option Exchange Program.
If you have any questions about the Stock Option Exchange Program, we will be conducting informational meetings to discuss the program on Monday, August 24, 2009 at the following locations and times:
•	Wilmington – 9:00 am in the Asia Conference Room

•	Andover (6 Shattuck) – 11:00 am in the Cafeteria

•	Andover (2 Tech) – 1:00 pm in the big empty space upstairs

•	Methuen 2:00 pm in the MDP2 conference room
If you are unable to attend one of these meetings, we will also be holding three conference calls to go over the information. The conference calls will be held as follows:
•	Monday August 24, 2009 at 11:30 am

•	Tuesday, August 25, 2009 at 8:00 am

•	Tuesday, August 25, 2009 at 3:00 pm
Dial-in Information:
Telephone: US Participants# 888-839-0965; International# 617-597-4110
Passcode: 63252831
     For your convenience, we are attaching to this message the slides that we will review at the meetings and on the conference calls.
     To participate or learn more about the program, please click on http://mks.optionelection.com/
If you are logging into the system for the first time, please follow these log-on instructions:
•	For U.S. employees, your user name is the last four digits of your social security number. For employees outside the U.S., your user name is the last four digits of your employee ID number.

•	Your initial password is the first four letters of your last name all uppercase, excluding spaces or characters. Please contact Fidelity Stock Services directly if you require assistance.
You have until August 28, 2009 (unless MKS extends the exchange offer), to decide whether you would like to participate.
More details about the MKS Stock Option Exchange Program and frequently asked questions about the Program can be found on http://mks.optionelection.com/ and in the offer materials contained in the link above.
Sincerely,
Leo Berlinghieri,
Chief Executive Officer and President